EXHIBIT 3.381
/s/ Mark Hammond
Secretary of State South Carolina
STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF INCORPORATION
Jim Miles
Secretary of State
Filed Dec. 28, 1994
1. The name of the proposed corporation is QHG of South Carolina, Inc.
2. The initial registered office of the corporation is c/o C T CORPORATION SYSTEM, 75 Beattie Pl., Two Insignia Finacial Plaza, Greenville, Greenville 29601 and the initial registered agent at such address is C T CORPORATION SYSTEM
3. The corporation is authorized to issue shares of stock as follows: Complete a or b, whichever is applicable:
a. ☑ If the corporation is authorized to issue a single class of shares, the total number of shares authorized is 1,000.
b. ☐ The corporation is authorized to issue more than one class of shares:
Class of Shares Authorized No. of Each Class
The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:
Common Stock
4. The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See §33-1-230(b)):
5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See §33-2—102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code):
6. The name and address of each incorporator is as follows (only one is required);

Name	Address	Signature
Gayle Jenkins (Sole Incorporator)	155 Franklin Road, Suite 401 Brentwood, TN 37027	/s/ Gayle Jenkins
7. I, MARK W. BUYCK, JR., an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.
Date December 21, 1994
/s/ Mark W. Buyck, Jr.
MARK W. BUYCK, JR. S.C. BAR #001060
WILCOX, McLEOD, BUYCK & WILLIAMS
Address PO BOX 1909
FLORENCE, SC 29503-1909

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